Exhibit 99.1
450 Lexington Avenue : New York, NY 10017 : 800.468.7526

FOR IMMEDIATE RELEASE

CONTACT:
Stacy Slater
Senior Vice President, Investor Relations
800.468.7526
stacy.slater@brixmor.com

BRIXMOR PROPERTY GROUP REPORTS THIRD QUARTER 2022 RESULTS
- Continued Strength in Leasing Drove Record Total and Small Shop Leased Occupancy -

NEW YORK, NOVEMBER 1, 2022 - Brixmor Property Group Inc. (NYSE: BRX) (“Brixmor” or the “Company”) announced today its operating results for the three and nine months ended September 30, 2022. For the three months ended September 30, 2022 and 2021, net income was $0.26 per diluted share and $0.15 per diluted share, respectively.

Key highlights for the three months ended September 30, 2022 include:
•Executed 1.7 million square feet of new and renewal leases, with rent spreads on comparable space of 14.2%, including 0.7 million square feet of new leases, with rent spreads on comparable space of 32.2%
•Sequentially increased total leased occupancy to a record 93.3%, anchor leased occupancy to 95.4%, and small shop leased occupancy to a record 88.8%
◦Small shop leased occupancy of 88.8% reflects a 110 basis point sequential improvement
◦Leased to billed occupancy spread totaled 370 basis points
◦Total signed but not yet commenced lease population represented 2.8 million square feet and $53.0 million of annualized base rent
•Reported an increase in same property NOI of 3.6%
◦The contribution from base rent - excluding COVID-19 rent deferrals (lease modifications) and rent abatements accelerated 70 basis points this quarter to 440 basis points
•Reported Nareit FFO of $147.7 million, or $0.49 per diluted share
•Stabilized $45.9 million of reinvestment projects at an average incremental NOI yield of 8%, with the in process reinvestment pipeline totaling $400.3 million at an expected average incremental NOI yield of 9%
•Completed $29.1 million of dispositions

Subsequent events:
•Increased quarterly dividend by 8.3% to $0.26 per common share, which represents an annualized yield of approximately 4.9% as of October 31, 2022
•Renewed the Company's $400 million share repurchase program and $400 million ATM stock offering program
•Completed $81.4 million of dispositions
•Updated previously provided NAREIT FFO per diluted share expectations for 2022 to $1.94 - $1.97 from $1.93 - $1.97 and affirmed previously provided same property NOI growth expectations for 2022 of 5.5% - 6.0%

"Our team and business plan continue to perform, as reflected in our strong leasing volumes and spreads, our record portfolio-wide occupancy, and our stabilization of highly accretive reinvestments that deliver significant value, even in a rising interest rate environment,” commented James Taylor, CEO and President. “Importantly, our disciplined execution, coupled with our forward leasing and reinvestment pipelines, positions us to continue to deliver value to our stakeholders in the years to come.”

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450 Lexington Avenue : New York, NY 10017 : 800.468.7526

FINANCIAL HIGHLIGHTS
Net Income
•For the three months ended September 30, 2022 and 2021, net income was $79.7 million, or $0.26 per diluted share, and $46.1 million, or $0.15 per diluted share, respectively.
•For the nine months ended September 30, 2022 and 2021, net income was $247.0 million, or $0.82 per diluted share, and $188.9 million, or $0.63 per diluted share, respectively.

Nareit FFO
•For the three months ended September 30, 2022 and 2021, Nareit FFO was $147.7 million, or $0.49 per diluted share, and $115.8 million, or $0.39 per diluted share, respectively. Results for the three months ended September 30, 2022 and 2021 include items that impact FFO comparability, including transaction expenses, litigation and other non-routine legal expenses, and loss on extinguishment of debt, net, of $(0.4) million, or $(0.00) per diluted share, and $(27.4) million, or $(0.09) per diluted share, respectively.
•For the nine months ended September 30, 2022 and 2021, Nareit FFO was $442.0 million, or $1.47 per diluted share, and $385.0 million, or $1.29 per diluted share, respectively. Results for the nine months ended September 30, 2022 and 2021 include items that impact FFO comparability, including transaction expenses, litigation and other non-routine legal expenses, and loss on extinguishment of debt, net, of $(1.8) million, or $(0.01) per diluted share, and $(31.0) million, or $(0.10) per diluted share, respectively.

Same Property NOI Performance
•For the three months ended September 30, 2022, the Company reported an increase in same property NOI of 3.6% versus the comparable 2021 period.
•For the nine months ended September 30, 2022, the Company reported an increase in same property NOI of 6.3% versus the comparable 2021 period.

Dividend
•The Company’s Board of Directors declared a quarterly cash dividend of $0.26 per common share (equivalent to $1.04 per annum) for the fourth quarter of 2022, which represents an 8.3% increase.
•The dividend is payable on January 17, 2023 to stockholders of record on January 4, 2023, representing an ex-dividend date of January 3, 2023.

PORTFOLIO AND INVESTMENT ACTIVITY
Value Enhancing Reinvestment Opportunities
•During the three months ended September 30, 2022, the Company stabilized nine value enhancing reinvestment projects with a total aggregate net cost of approximately $45.9 million at an average incremental NOI yield of 8% and added seven new reinvestment projects to its in process pipeline. Projects added include three anchor space repositioning projects, two outparcel development projects, and two redevelopment projects, with a total aggregate net estimated cost of approximately $37.3 million at an expected average incremental NOI yield of 10%.
•At September 30, 2022, the value enhancing reinvestment in process pipeline was comprised of 53 projects with an aggregate net estimated cost of approximately $400.3 million at an expected average incremental NOI yield of 9%. The in process pipeline includes 18 anchor space repositioning projects with an aggregate net estimated cost of approximately $72.8 million at an expected incremental NOI yield of 7% - 14%; 12 outparcel development projects with an aggregate net estimated cost of approximately $23.3 million at an expected average incremental NOI yield of 9%; and 23 redevelopment projects with an aggregate net estimated cost of approximately $304.3 million at an expected average incremental NOI yield of 9%.
•Follow Brixmor on LinkedIn for video updates on reinvestment projects at https://www.linkedin.com/company/brixmor.

450 Lexington Avenue : New York, NY 10017 : 800.468.7526

Acquisitions
•During the three months ended September 30, 2022, the Company did not complete any acquisitions.
•During the nine months ended September 30, 2022, the Company acquired seven shopping centers, one land parcel at an existing property, and one outparcel at an existing property, for a combined purchase price of $410.6 million.

Dispositions
•During the three months ended September 30, 2022, the Company generated approximately $29.1 million of gross proceeds on the disposition of one shopping center, as well as three partial properties, comprised of 0.3 million square feet of gross leasable area.
•During the nine months ended September 30, 2022, the Company generated approximately $174.6 million of gross proceeds on the disposition of 11 shopping centers, as well as seven partial properties, comprised of 2.0 million square feet of gross leasable area.
•Subsequent to September 30, 2022, the Company disposed of four shopping centers, as well as one partial property, for approximately $81.4 million of gross proceeds.

CAPITAL STRUCTURE
•During the three months ended September 30, 2022, the Company raised approximately $5.8 million in gross proceeds, excluding commissions, from the sale of approximately 0.2 million shares of common stock at an average price per share of $24.21 through its at-the-market (“ATM”) equity offering program.
•During the nine months ended September 30, 2022, the Company raised approximately $53.9 million in gross proceeds, excluding commissions, from the sale of approximately 2.1 million shares of common stock at an average price per share of $25.40 through its ATM equity offering program.
•At September 30, 2022, the Company had $1.3 billion in liquidity and no debt maturities until June 2024.
•Subsequent to September 30, 2022, the Company renewed its $400 million share repurchase program and its $400 million ATM equity offering program, which together will continue to provide Brixmor with maximum flexibility to capitalize on a wide range of potential capital markets environments and support the long-term execution of its balanced business plan.

GUIDANCE
•The Company has updated its previously provided NAREIT FFO per diluted share expectations for 2022 to $1.94 - $1.97 from $1.93 - $1.97 and affirmed its previously provided same property NOI growth expectations of 5.5% - 6.0%.
•Expectations for 2022 Nareit FFO:
◦Do not contemplate any additional tenants moving to or from a cash basis of accounting, either of which may result in significant volatility in straight-line rental income
◦Do not include any additional items that impact FFO comparability, including transaction expenses, litigation and other non-routine legal expenses, and loss on extinguishment of debt, or any one-time items
•The following table provides a reconciliation of the range of the Company's 2022 estimated net income attributable to common stockholders to Nareit FFO:

(Unaudited, dollars in millions, except per share amounts)	2022E	2022E Per Diluted Share
Net income	$305 - $314	$1.01 - $1.04
Depreciation and amortization related to real estate	335	1.11
Gain on sale of real estate assets	(61)	(0.20)
Impairment of real estate assets	5	0.02
Nareit FFO	$584 - $593	$1.94 - $1.97

450 Lexington Avenue : New York, NY 10017 : 800.468.7526

CONNECT WITH BRIXMOR
•For additional information, please visit https://www.brixmor.com;
•Follow Brixmor on:
◦Twitter at https://www.twitter.com/Brixmor
◦Facebook at https://www.facebook.com/Brixmor
◦Instagram at https://www.instagram.com/brixmorpropertygroup
◦YouTube at https://www.youtube.com/user/Brixmor; and
•Find Brixmor on LinkedIn at https://www.linkedin.com/company/brixmor.

CONFERENCE CALL AND SUPPLEMENTAL INFORMATION
The Company will host a teleconference on Wednesday, November 2, 2022 at 10:00 AM ET. To participate, please dial 877.704.4453 (domestic) or 201.389.0920 (international) within 15 minutes of the scheduled start of the call. The teleconference can also be accessed via a live webcast at https://www.brixmor.com in the Investors section. A replay of the teleconference will be available through midnight ET on November 16, 2022 by dialing 844.512.2921 (domestic) or 412.317.6671 (international) (Passcode: 13732415) or via the web through November 2, 2023 at https://www.brixmor.com in the Investors section.

The Company’s Supplemental Disclosure will be posted at https://www.brixmor.com in the Investors section. These materials are also available to all interested parties upon request to the Company at investorrelations@brixmor.com or 800.468.7526.

NON-GAAP PERFORMANCE MEASURES
The Company presents the non-GAAP performance measures set forth below. These measures should not be considered as alternatives to, or more meaningful than, net income (calculated in accordance with GAAP) or other GAAP financial measures, as an indicator of financial performance and are not alternatives to, or more meaningful than, cash flow from operating activities (calculated in accordance with GAAP) as a measure of liquidity. Non-GAAP performance measures have limitations as they do not include all items of income and expense that affect operations, and accordingly, should always be considered as supplemental financial results to those calculated in accordance with GAAP. The Company’s computation of these non-GAAP performance measures may differ in certain respects from the methodology utilized by other REITs and, therefore, may not be comparable to similarly titled measures presented by such other REITs. Investors are cautioned that items excluded from these non-GAAP performance measures are relevant to understanding and addressing financial performance. A reconciliation of these non-GAAP performance measures to net income is presented in the attached tables.

Nareit FFO
Nareit FFO is a supplemental, non-GAAP performance measure utilized to evaluate the operating and financial performance of real estate companies. Nareit defines FFO as net income (loss), calculated in accordance with GAAP, excluding (i) depreciation and amortization related to real estate, (ii) gains and losses from the sale of certain real estate assets, (iii) gains and losses from change in control, (iv) impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity and (v) after adjustments for unconsolidated joint ventures calculated to reflect FFO on the same basis. Considering the nature of its business as a real estate owner and operator, the Company believes that Nareit FFO is useful to investors in measuring its operating and financial performance because the definition excludes items included in net income that do not relate to or are not indicative of the Company’s operating and financial performance, such as depreciation and amortization related to real estate, and items which can make periodic and peer analyses of operating and financial performance more difficult, such as gains and losses from the sale of certain real estate assets and impairment write-downs of certain real estate assets.

450 Lexington Avenue : New York, NY 10017 : 800.468.7526

Same Property NOI
Same property NOI is a supplemental, non-GAAP performance measure utilized to evaluate the operating performance of real estate companies. Same property NOI is calculated (using properties owned for the entirety of both periods and excluding properties under development and completed new development properties that have been stabilized for less than one year) as total property revenues (base rent, expense reimbursements, adjustments for revenues deemed uncollectible, ancillary and other rental income, percentage rents, and other revenues) less direct property operating expenses (operating costs and real estate taxes). Same property NOI excludes (i) corporate level expenses (including general and administrative), (ii) lease termination fees, (iii) straight-line rental income, net, (iv) accretion of below-market leases, net of amortization of above-market leases and tenant inducements, (v) straight-line ground rent expense, net, and (vi) income or expense associated with the Company’s captive insurance company. Considering the nature of its business as a real estate owner and operator, the Company believes that same property NOI is useful to investors in measuring the operating performance of its portfolio because the definition excludes various items included in net income that do not relate to, or are not indicative of, the operating performance of the Company’s properties, such as depreciation and amortization and corporate level expenses (including general and administrative), lease termination fees, straight-line rental income, net, accretion of below-market leases, net of amortization of above-market leases and tenant inducements, and straight-line ground rent expense, net and because it eliminates disparities in NOI due to the acquisition or disposition of properties or the stabilization of completed new development properties during the period presented and therefore provides a more consistent metric for comparing the operating performance of the Company's real estate between periods.

ABOUT BRIXMOR PROPERTY GROUP
Brixmor (NYSE: BRX) is a real estate investment trust (REIT) that owns and operates a high-quality, national portfolio of open-air shopping centers. Its 378 retail centers comprise approximately 67 million square feet of prime retail space in established trade areas. The Company strives to own and operate shopping centers that reflect Brixmor’s vision “to be the center of the communities we serve” and are home to a diverse mix of thriving national, regional and local retailers. Brixmor is a proud real estate partner to over 5,000 retailers including The TJX Companies, The Kroger Co., Publix Super Markets and Ross Stores.

Brixmor announces material information to its investors in SEC filings and press releases and on public conference calls, webcasts and the “Investors” page of its website at https://www.brixmor.com. The Company also uses social media to communicate with its investors and the public, and the information Brixmor posts on social media may be deemed material information. Therefore, Brixmor encourages investors and others interested in the Company to review the information that it posts on its website and on its social media channels.

SAFE HARBOR LANGUAGE
This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements related to the Company’s expectations regarding the performance of its business, its financial results, its liquidity and capital resources and other non-historical statements. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including those described under the sections entitled “Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in the Company’s filings with the SEC. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.
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CONSOLIDATED BALANCE SHEETS
Unaudited, dollars in thousands, except share information

	As of	As of
	9/30/22	12/31/21
Assets
Real estate
Land	$1,830,251	$1,773,448
Buildings and tenant improvements	8,369,931	8,009,320
Construction in progress	123,182	101,422
Lease intangibles	550,477	544,224
	10,873,841	10,428,414
Accumulated depreciation and amortization	(2,943,592)	(2,813,329)
Real estate, net	7,930,249	7,615,085
Cash and cash equivalents	23,591	296,632
Restricted cash	7,661	1,111
Marketable securities	22,047	20,224
Receivables, net	249,039	234,873
Deferred charges and prepaid expenses, net	160,063	143,503
Real estate assets held for sale	30,001	16,131
Other assets	63,068	49,834
Total assets	$8,485,719	$8,377,393

Liabilities
Debt obligations, net	$5,109,454	$5,164,518
Accounts payable, accrued expenses and other liabilities	548,084	494,529
Total liabilities	5,657,538	5,659,047

Equity
Common stock, $0.01 par value; authorized 3,000,000,000 shares;
309,040,132 and 306,337,045 shares issued and 299,913,140 and 297,210,053
shares outstanding	2,999	2,972
Additional paid-in capital	3,292,045	3,231,732
Accumulated other comprehensive income (loss)	8,028	(12,674)
Distributions in excess of net income	(474,891)	(503,684)
Total equity	2,828,181	2,718,346
Total liabilities and equity	$8,485,719	$8,377,393

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CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited, dollars in thousands, except per share amounts

	Three Months Ended		Nine Months Ended
	9/30/22	9/30/21	9/30/22	9/30/21
Revenues
Rental income	$304,643	$290,013	$908,903	$853,407
Other revenues	102	173	602	3,549
Total revenues	304,745	290,186	909,505	856,956

Operating expenses
Operating costs	33,299	32,774	102,592	92,914
Real estate taxes	44,179	39,763	128,123	124,908
Depreciation and amortization	84,773	81,724	254,132	246,356
Impairment of real estate assets	—	—	4,597	1,898
General and administrative	29,094	25,309	86,796	76,415
Total operating expenses	191,345	179,570	576,240	542,491

Other income (expense)
Dividends and interest	88	51	198	242
Interest expense	(48,726)	(48,918)	(143,934)	(147,601)
Gain on sale of real estate assets	15,768	11,122	60,667	49,489
Loss on extinguishment of debt, net	—	(27,116)	(221)	(28,345)
Other	(789)	390	(2,937)	694
Total other expense	(33,659)	(64,471)	(86,227)	(125,521)

Net income	$79,741	$46,145	$247,038	$188,944

Net income per common share:
Basic	$0.26	$0.15	$0.82	$0.63
Diluted	$0.26	$0.15	$0.82	$0.63
Weighted average shares:
Basic	300,213	297,188	299,626	297,165
Diluted	301,341	298,269	300,784	298,209

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FUNDS FROM OPERATIONS (FFO)
Unaudited, dollars in thousands, except per share amounts

	Three Months Ended		Nine Months Ended
	9/30/22	9/30/21	9/30/22	9/30/21

Net income	$79,741	$46,145	$247,038	$188,944
Depreciation and amortization related to real estate	83,712	80,778	250,991	243,601
Gain on sale of real estate assets	(15,768)	(11,122)	(60,667)	(49,489)
Impairment of real estate assets	—	—	4,597	1,898
Nareit FFO	$147,685	$115,801	$441,959	$384,954

Nareit FFO per diluted share	$0.49	$0.39	$1.47	$1.29
Weighted average diluted shares outstanding	301,341	298,269	300,784	298,209

Items that impact FFO comparability
Transaction expenses	$(250)	$(154)	$(1,131)	$(203)
Litigation and other non-routine legal expenses	(157)	(145)	(492)	(2,474)
Loss on extinguishment of debt, net	—	(27,116)	(221)	(28,345)
Total items that impact FFO comparability	$(407)	$(27,415)	$(1,844)	$(31,022)
Items that impact FFO comparability, net per share	$(0.00)	$(0.09)	$(0.01)	$(0.10)

Additional Disclosures
Straight-line rental income, net (1)	$6,393	$4,951	$17,883	$10,627
Accretion of below-market leases, net of amortization of above-market leases and tenant inducements	2,517	1,974	6,721	6,326
Straight-line ground rent expense, net (2)	(2)	(32)	(167)	(120)

Dividends declared per share	$0.240	$0.215	$0.720	$0.645
Dividends declared	$71,979	$63,852	$215,777	$191,546
Dividend payout ratio (as % of Nareit FFO)	48.7%	55.1%	48.8%	49.8%

(1) Includes straight-line rental income reversals and re-establishments associated with the conversion of tenants between the cash and accrual bases of accounting of less than $0.1 million and $0.2 million during the three months ended September 30, 2022 and 2021, respectively. Includes straight-line rental income reversals and re-establishments associated with the conversion of tenants between the cash and accrual bases of accounting of ($0.1 million) and ($2.1 million) during the nine months ended September 30, 2022 and 2021, respectively.
(2) Straight-line ground rent expense, net is included in Operating costs on the Consolidated Statements of Operations.

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SAME PROPERTY NOI ANALYSIS
Unaudited, dollars in thousands

	Three Months Ended			Nine Months Ended
	9/30/22	9/30/21	Change	9/30/22	9/30/21	Change
Same Property NOI Analysis
Number of properties	356	356	—	350	350	—
Percent billed	89.7%	88.2%	1.5%	89.6%	88.1%	1.5%
Percent leased	93.4%	91.7%	1.7%	93.4%	91.6%	1.8%

Revenues
Base rent	$206,714	$197,138		$602,071	$577,530
Expense reimbursements	63,463	59,331		183,590	174,591
Revenues deemed uncollectible	(862)	4,083		6,523	1,342
Ancillary and other rental income / Other revenues	6,133	4,938		17,374	13,789
Percentage rents	1,242	854		6,869	4,277
	276,690	266,344	3.9%	816,427	771,529	5.8%
Operating expenses
Operating costs	(31,067)	(30,849)		(94,297)	(85,816)
Real estate taxes	(41,123)	(38,179)		(117,967)	(117,254)
	(72,190)	(69,028)	4.6%	(212,264)	(203,070)	4.5%
Same property NOI	$204,500	$197,316	3.6%	$604,163	$568,459	6.3%

NOI margin	73.9%	74.1%		74.0%	73.7%
Expense recovery ratio	87.9%	86.0%		86.5%	86.0%

Percent Contribution to Same Property NOI Performance:
	Change	Percent Contribution		Change	Percent Contribution
Base rent - excluding COVID-19 rent deferrals (lease modifications) and rent abatements	$8,842	4.4%		$20,790	3.7%
Base rent - COVID-19 rent deferrals (lease modifications) and rent abatements	734	0.4%		3,751	0.6%
Revenues deemed uncollectible	(4,945)	(2.5)%		5,181	0.9%
Net expense reimbursements	970	0.5%		(195)	0.0%
Ancillary and other rental income / Other revenues	1,195	0.6%		3,585	0.6%
Percentage rents	388	0.2%		2,592	0.5%
		3.6%			6.3%

Reconciliation of Net Income to Same Property NOI
Same property NOI	$204,500	$197,316		$604,163	$568,459
Adjustments:
Non-same property NOI	13,165	11,441		47,436	46,386
Lease termination fees	694	1,999		2,754	7,456
Straight-line rental income, net	6,393	4,951		17,883	10,627
Accretion of below-market leases, net of amortization of above-market leases and tenant inducements	2,517	1,974		6,721	6,326
Straight-line ground rent expense, net	(2)	(32)		(167)	(120)
Depreciation and amortization	(84,773)	(81,724)		(254,132)	(246,356)
Impairment of real estate assets	—	—		(4,597)	(1,898)
General and administrative	(29,094)	(25,309)		(86,796)	(76,415)
Total other expense	(33,659)	(64,471)		(86,227)	(125,521)
Net income	$79,741	$46,145		$247,038	$188,944

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